EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference of our report, dated February 12, 2004 included in this Form 10-K in the previously filed Registration Statements of Troy Group, Inc. on Form S-8 (File No. 333-84649 and 333-89589).

/s/ McGLADREY & PULLEN, LLP

Irvine, California
February 12, 2004

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